Exhibit 4.10

EXECUTION VERSION

PROMISSORY NOTE

$2,000,000	Pittsburgh, Pennsylvania
February 3, 2025

FOR VALUE RECEIVED, the undersigned, LOOP MEDIA, INC., a Nevada corporation (“Loop”), RETAIL MEDIA TV, INC., a Nevada corporation (“Retail” and together with Loop, “Borrower”), hereby promises to pay to the order of CAPITAL FOUNDRY FUNDING, LLC, a Delaware limited liability company, (together with its successors and assigns, the “Lender”), (i) the principal sum of TWO MILLION DOLLARS ($2,000,000) (but not in any event an amount greater than the amounts permitted under the Loan Documents described below), or so much thereof as may from time to time be advanced by the Lender to or for the account of the Borrower (the “Loan”), plus (ii) all accrued but unpaid interest on the Loan, all as provided below.

Subject to the provisions of this Promissory Note (this “Note”) and the provisions of that certain Loan Agreement dated as of the date hereof between the Borrower and Lender (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), and until the Lender notifies the Borrower otherwise, payments of both principal and interest and all other amounts due hereunder and under the Loan Documents shall be directly sent without setoff, counterclaim or other deduction of any nature to the Lender, in lawful money of the United States of America and in immediately available funds.

If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day.

All capitalized terms used herein and not otherwise defined herein, shall have the meanings set forth in in the Loan Agreement unless otherwise defined herein.

1. Payments. Principal, premium, if any, and interest on this Note and all other obligations shall be due and payable in accordance with the terms of the Loan Agreement, unless there is an Event of Default as described in Article VIII of the Loan Agreement.

2. Advances. Subject to the terms of the Loan Agreement, the Loan may be borrowed by Borrower pursuant to the procedures described in Section 2.01 of the Loan Agreement until the Maturity Date, subject to the terms and conditions of this Note and the Loan Documents. In no event shall the aggregate unpaid principal amount of all advances under this Note exceed the face amount of this Note plus any unpaid interest, disbursements, fees and costs as enumerated in the Loan Agreement. Amounts borrowed by Borrower may be repaid and re-borrowed by Borrower to the extent provided in the Loan Agreement.

3. Disbursements and Payments. The Lender shall maintain on its books a Loan account in the name of the Borrower reflecting disbursements and/or payments under this Note. Failure of the Lender to reflect such disbursements and/or payments shall not affect the Borrower’s liability or obligations under this Note. Payments shall be credited first to charges, fees and expenses accrued on the Loan, if any, in the amounts and in the order determined by the Lender in its sole discretion, second to interest accrued on the Loan in the amounts and in the order determined by the Lender in its sole discretion, and the remainder to the reduction of principal of the Loan in the order determined by the Lender in its sole discretion.

4 Prepayment. The Borrower shall have the right at its option from time to time to prepay the Loan in whole or in part at any time without penalty (except for termination fees payable on termination of the facility as provided in the Loan Agreement). Prepayments shall be made by giving the Lender at least one (1) Business Day’s prior notice (which shall be irrevocable), specifying the date and amount, and upon such date the amount so specified and accrued interest thereon shall be due and payable.

5. Security. This is the Note referred to in, and is entitled to the benefits of, the Loan Agreement and any other Loan Documents, including the representations, warranties, covenants, conditions, security interests or Liens contained or granted therein. The Loan Agreement, among other things, contains provisions for acceleration of the expiration hereof upon the happening of certain stated events.

6. Defaults. If any installment of principal and/or interest due hereunder or any other payment due hereunder or under any of the Loan Documents shall not be paid in immediately available and collectible funds, the Borrower shall have the rights specified in the Loan Agreement and other Loan Documents.

Upon maturity, whether by acceleration, demand or otherwise, and at the option of the Lender upon the occurrence of an “Event of Default” (as such term is defined in the Loan Agreement), all amounts outstanding under this Note shall bear interest at the Default Rate (based on a year of 360 days and actual days elapsed) in effect time to time under this Note.

Payment of all amounts due and payable under this Note, including without limitation interest at the Default Rate, may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Lender in this Note or in the Loan Documents. In such case the Lender may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorneys’ fees for collection, together with interest on any judgment obtained by the Lender at the Default Rate until actual payment is made to the Lender of the full amount due to the Lender.

7. Interest in Excess of Maximum Permitted. Notwithstanding any provision of this Note to the contrary, it is the intent of the Borrower and the Lender that the Lender shall not at any time be entitled to receive, collect or apply, and the Borrower and the Lender shall not be deemed to have contracted for, as interest on the principal balance evidenced hereby, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and in the event the Lender ever receives, collects or applies as interest any such excess, such excess shall be deemed partial payment of the principal balance evidenced hereby, and if such principal balance shall be paid in full, any such excess shall forthwith be paid to the Borrower.

8. Waiver of Presentment. The Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by the Lender under the terms of this Note. The Borrower and all endorsers, sureties and guarantors, hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of non-payment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and they agree that the liability to each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by an indulgence, extension of time, renewal or modification that may be granted by the Lender with respect to the payment or other provisions of this Note, with or without substitution, and agree that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9. Confession of Judgment. TO FURTHER SECURE PAYMENT OF THIS NOTE, THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER AND ANY OTHER SIGNATORY TO THIS NOTE IN FAVOR OF THE LENDER FOR THE PRINCIPAL BALANCE OF THIS NOTE PLUS INTEREST DUE OR TO BECOME DUE UNDER THIS NOTE ASSUMING PAYMENT IN ACCORDANCE WITH ITS TERMS AND FOR ANY OTHER SUMS DUE HEREUNDER, INCLUDING REASONABLE ATTORNEYS’ FEES EQUAL TO THE GREATER OF (i) FIFTEEN PERCENT (15%) OF THE AMOUNTS DUE HEREUNDER OR (ii) ONE THOUSAND DOLLARS ($1,000) AND SUCH OTHER COSTS AND EXPENSES OF COLLECTION, WITH OR WITHOUT DECLARATION, WITH RELEASE OF ALL ERRORS, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION, TO THE EXTENT THAT SUCH LAWS MAY LAWFULLY BE WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AND AS OFTEN AS THE LENDER SHALL ELECT UNTIL SUCH TIME AS ALL OBLIGATIONS HEREUNDER SHALL HAVE BEEN SATISFIED IN FULL. BY SIGNING THIS INSTRUMENT, THE BORROWER HEREBY ACKNOWLEDGES THAT THE BORROWER HAS READ THIS NOTE (INCLUDING, WITHOUT LIMITATION, THE CONFESSIONS SET FORTH HEREIN), HAS HAD THE OPPORTUNITY TO HAVE THE SAME REVIEWED BY LEGAL COUNSEL, UNDERSTANDS THE SAME, AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE CONFESSION OF JUDGMENT PROVISIONS, AND UNDERSTANDS THAT A CONFESSION OF JUDGMENT CONSTITUTES A KNOWING, VOLUNTARY AND INTELLIGENT WAIVER OF RIGHTS THE BORROWER OTHERWISE MIGHT HAVE TO PRIOR NOTICE AND A HEARING BEFORE A JUDGMENT IS ENTERED AGAINST THE BORROWER AND WHICH MAY RESULT IN A COURT JUDGMENT AGAINST THE BORROWER WITHOUT PRIOR NOTICE OR HEARING AND THAT OBLIGATIONS MAY BE COLLECTED FROM THE BORROWER BY THE LENDER REGARDLESS OF ANY CLAIM THE BORROWER MAY HAVE AGAINST THE LENDER OR OTHERWISE.

WITH RESPECT TO THE ATTORNEY’S COLLECTION COMMISSION PROVIDED FOR IN THE FOREGOING CONFESSION OF JUDGMENT, THE LENDER WILL NOT HOLD THE BORROWER RESPONSIBLE FOR LEGAL FEES, COSTS OR EXPENSES IN CONNECTION WITH ANY DEFAULT UNDER THIS NOTE AND ANY COLLECTION PROCEEDINGS RELATED THERETO, IN EXCESS OF THOSE ACTUALLY INCURRED. ANY ASSESSMENT IN EXCESS THEREOF SET FORTH IN THE FOREGOING CONFESSION OF JUDGMENT WILL BE HELD AS ADDITIONAL COLLATERAL FOR THE OBLIGATIONS, LEGAL FEES, COSTS OR EXPENSES AND UPON PAYMENT OF SUCH OBLIGATIONS, LEGAL FEES, COSTS AND EXPENSES IN FULL, THE LENDER WILL CAUSE THE JUDGMENT SO CONFESSED TO BE SATISFIED, AND, TO THE EXTENT HELD BY THE LENDER, REMIT TO THE BORROWER ANY SUCH EXCESS. IF SUCH ASSESSMENT IS LESS THAN THE LEGAL FEES, COSTS, OR EXPENSES ACTUALLY INCURRED, THE LENDER SHALL NOT BE DEEMED TO HAVE WAIVED ANY RIGHT TO SEEK TO REASSESS OR OTHERWISE INITIATE ACTION FOR PAYMENT OF ADDITIONAL LEGAL FEES, COSTS OR EXPENSES.

THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY AND/OR THE CLERK OF ANY COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OR THE SHERIFF WITHIN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO TAKE ALL ACTION ALLOWED BY OR PROVIDED FOR IN THE RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE RULES OF CIVIL PROCEDURE TO EXECUTE ON ANY JUDGMENT ENTERED AGAINST THE BORROWER PURSUANT TO THE CONFESSION OF JUDGMENT CLAUSE SET FORTH ABOVE WITHOUT PRIOR NOTICE OR HEARING OF ANY NATURE WHATSOEVER, WAIVING ALL LAWS EXEMPTING REAL OR PERSONAL PROPERTY FROM EXECUTION TO THE EXTENT THAT SUCH LAWS MAY BE LAWFULLY WAIVED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO EXECUTE ON JUDGMENT WITHOUT A HEARING SHALL BE DEEMED TO EXHAUST THE POWER WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT.

BY SIGNING THIS NOTE THE BORROWER HEREBY ACKNOWLEDGES THAT THE BORROWER HAS READ THIS NOTE (INCLUDING, WITHOUT LIMITATION, THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING SET FORTH HEREIN), HAS HAD THE OPPORTUNITY TO HAVE THE SAME REVIEWED BY LEGAL COUNSEL, UNDERSTANDS THE SAME AND AGREES TO THE PROVISIONS CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE POWER TO EXECUTE ON JUDGMENT WITHOUT A HEARING, AND UNDERSTANDS THAT THE POWER TO EXECUTE ON A JUDGMENT WITHOUT A HEARING CONSTITUTES A KNOWING, VOLUNTARY AND INTELLIGENT WAIVER OF RIGHTS THE BORROWER MIGHT OTHERWISE HAVE TO PRIOR NOTICE AND A HEARING BEFORE EXECUTION ON A JUDGMENT AND THAT INDEBTEDNESS MAY BE COLLECTED FROM THE BORROWER REGARDLESS OF ANY CLAIM THAT THE BORROWER MAY HAVE AGAINST THE LENDER OR OTHERWISE.

10. Successors and Assigns. This Note shall bind the Borrower and its respective successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to each Borrower and the Lender, respectively, and their respective successors and assigns. Notwithstanding the foregoing, Borrower shall not have the right to assign its obligations hereunder without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole discretion, and any such attempted assignment shall be null and void. Lender may assign its rights hereunder without the consent of the Borrower.

11. Governing Law. This Note has been delivered to and accepted by the Lender and will be deemed to be made in the Commonwealth of Pennsylvania. This Note will be interpreted and the rights and liabilities of the Borrower and the Lender determined in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflict of laws rules. The Borrower hereby irrevocably consents to the exclusive jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service or by registered or certified mail directed to Borrower in accordance with Section 10.12 of the Loan Agreement and service so made will be deemed to be completed upon receipt; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Lender and the Borrower agree that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

12. Waiver of Right to Jury Trial. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THEY MAY HAVE TO DEMAND A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT, IN THE EVENT OF SUCH LITIGATION, THE LENDER WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. FURTHER, THE BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 12. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed by its duly authorized officer.

LOOP MEDIA, INC.

By:	/s/
Justis Kao, CEO

RETAIL MEDIA TV, INC.

By:	/s/
Justis Kao, CEO

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